Exhibit 3.988
294 Hobbs & Warren, Inc. 1965
JOHN F. X. DAVOREN
Secretary of the Commonwealth
STATE HOUSE
BOSTON, MASS. 02133
ARTICLES OF ORGANIZATION
(Under G. L. Ch. 156B)

NAME
(including given name in full)	POST OFFICE ADDRESS

[ILLEGIBLE] Richard M. Vining	66 Gaston Street
Josephine V. Vining	Medford, Massachusetts
David T. Vining	//
Michael P. Vining	//
//
[ILLEGIBLE] associate ourselves as incorporators with the intention of forming a corporation under the provisions of [ILLEGIBLE], Chapter 156B.
The name by which the corporation shall be known is:
Vining Disposal Service, Inc.
The purposes for which the corporation is formed are as follows:
[ILLEGIBLE] engage and carry on the business of collecting and disposing of waste [ILLEGIBLE]roducts and refuse of all kinds and description: and in connection herewith to engage in any and all activities in furtherance of and relating [ILLEGIBLE] the said disposal business.
[ILLEGIBLE] buy, hire, own and operate any and all equipment, machinery, tools and [ILLEGIBLE]ppliances which may be necessary or incidental in the conduct of the waste disposal business and generally to own, hold and use any and all articles and materials and to engage in all activity incidental and/or useful in the conduct of said business.
[ILLEGIBLE] purchase, hold, sell, mortgage, lease and convey all and any kind of property, [ILLEGIBLE] personal property or real property, insofar as may be necessary or expedient in the conduct of the business of the corporation.
[ILLEGIBLE] carry on in connection with the foregoing any other business or activity advantagious to the business of the corporation: and in general, to do every act and thing and carry on every other business whatsoever convenient or proper for the carrying on of the business of the corporation.
If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient additions should out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is Continuation sheets shall be on 8 1/2” x11” paper and must have a left-hand margin 1 inch wide for binding. One side should be used.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is [ILLEGIBLE] to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE	PAR
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE

Preferred
Common	100
*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and series now established:
None
*5.	The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of [ILLEGIBLE] are as follows: As referenced on the stock certificates
*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporat[ILLEGIBLE] its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its or stockholders, or of any class of stockholders:
None

*	If there are no provisions state “None.”

The first meeting of the incorporators was duly held on the first   day of   December     , 73 [ILLEGIBLE] by laws of the corporation were duly adopted and at which the initial directors, president, [ILLEGIBLE] and clerk, whose names are set out below, were duly elected.
     [ILLEGIBLE] following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the Corporation.
a.	The post office address of the initial principal office of the corporation in Massachusetts is:
66 Gaston Street, Medford, Massachusetts
b.	The name residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

NAME	RESIDENCE	POST OFFICE ADDRESS

President. Richard M. Vining		66 Gaston Street, Medford, Massachusetts
[ILLEGIBLE] President Michael P. Vining		66 Gaston Street, Medford, Massachusetts

Treasurer: Josephine V. Vining		66 Gaston Street, Medford, Massachusetts
Assistant Treasurer: David T. Vining		66 Gaston Street, Medford, Massachusetts

Clerk: Josephine V. Vining		66 Gaston Street, Medford, Massachusetts

Directors:	Richard M. Vining	66 Gaston Street, Medford, Massachusetts
	Michael P. Vining	66 Gaston Street, Medford, Massachusetts
	Josephine V. Vining	66 Gaston Street, Medford, Massachusetts
	David T. Vining	66 Gaston Street, Medford, Massachusetts
c.	The date initially adopted on which the corporation’s fiscal year ends is: March 31,
d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

first Tuesday in September

e.	The name and business address of the registered agent, if any, of the corporation are: None
     IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this first day of December 1973.

/s/ Richard M. Vining

/s/ Josephine V. Vining

/s/ Michael P. Vining

/s/ David T. Vining

~-de:ui. n; rnncv /.v FTrpEnNxn EN’nric.vrrcN NQ. C **<** . N-0. T-l-"-; — X- Che QCjinuioniijsculili uc EEi3«5c bust its TlUIr i rr ncii O ivtn Sccrr:”’ of ihc Cdinmon’wcsith One Aahbuiicn Piacrr. Sostcn. MissachuserU 021 uS-1512 f r I A i ATvTZCLZS OF XQS5C3BKSI3OT/ \MS3GE3 ~ (General L-ws, Chapter 1563, Setnion TS) f} 0$ CJM5CiatCMaa:/’r.crscro: / Virung Disposal Servica, tnc.* / XT) i • • < ar a<r ‘jjg’L_*:ion Cr.e , “C . / • ilia* #C C2r.iCirJC“C CCrponticrJ. ;n:C ; Vinir.g Disposal S-srvica, Inc. ‘ :~Tt nCC KW. “/r.-j ;:’’.he ;or.ii:rucr.t :=r,. ..o.-.s. Tl’.e ur.dsn;syied j “:cirs of =ch of ±s corjrimcr.: corpor=::cns c=r: ;,’ ur.dcr ±c per.aJt:es of perjury.’ is foilc s: L. .\n usrcc.-r.cr.t of VjarswiHJsKjri/ *.t.c— =r has bcrJr. duly utioctcd -Jl corSpihr.CS v.i’J: ±C rtruircr cr/J Qt GcncnU Lu’vj. Copter’. 5-oE. ;s ::cr. To, .T.U ‘.’,-Q be ‘;cc: Ji pr vic U ;y iuhscsion ‘.i . :hs 5;. riic i LuSjj, ‘sumvag ccrpor tion will r.;rr;i3h a copv of ;a;t 5rr: :~cr;r :o my of its i’tGCi-hgitlcrs. or :o -ir.y r;cr»cr -who ‘is i stcclc-’uclcisr of iny ccnit:rjcr.( corporsticc. upon rittc.-. request :cl - -ithcut chars=. 2. Tit: effective elite of the asoiiffisf: / ‘mcrscr tlctcrr.inc’J pura:zr.i to :hc agr rr-.sr.: ot’. v c5H34wi£i2iS/ ‘merger sns’.l be :hc dsic upprovcd and filed by -fie icryct r.- of :hc Cot — onweiltli. lr s .’; /< .- erfce:ive date -s dcsirc-J, specify such dace -which shr.l r.oc be n-.orc th=n .Vji>.7 ;vr ‘iftcr :hc d;;e of rliir. : 5. (For a me-£tr* “Tlie foliov/ir.q; .rr.er.drr.;r.;s :o the Articles of Crj-nirsticn of ;hc j::.-LT’:-;.-:g ccr cr:::— hive beer. c::“cetct pursuant to the agreement of r.er;er. Yining Disposal Service, Inc. amends its Articles c£ Organisation to ceac as follows: The purpose of this corporation is to enaage in non-hazardous waste Banag< tn=>nt as well as any lawful act or activity for which a corporation iray be crgani7.ec under the .Massachusetts Business Corporation Law. Notwithstanding the foregoing, the purpose of this corporation is to encage in any lawful act or activity for which a corporation may be organized under tho Massachusetts Business Corporation I aw. ‘Delete tlic inaM.icutila :rr.rtl. • • ”.- • w.- ir- -at ;ififi\ium .:j:c ‘Vunc’ v/if,.; (f n,,. • n-io- ;-r irn -ii iimiar “>tv .<rrfc;.’ ->f n«m >>n :t,ri /rii-« it iitsut/Sctgnt. .iiijitmn.t >it,ii ,,f ,,-r • :r:t , ,,,, vcnurntc “ , — .t t r i/i»«-fT v • tiirtff ;>-itlt .1 .’ • • ;’ • w«r-;“t -if .«’ .’.’ii.vt / mc;>. ,lit.lltlnni n miff ilt.in rtr. .imr.v — .iv « • • -f.i,«> ,\tt .1 jini. c • /’ • *« • i» ‘pwra <t ‘-(K’. 1 ’ rf“n\ ‘ rrntt. -ttii’ .mjt”; ji r i’fj /r :.i r;>rjrfi’ in/«icMfcii.

(For a consolidation)

(a) The purpose of the *resulting* corporation is to engage in the following business activities:

(b) State the total number of shares and the par value, if any, of each class of stock which the *resulting* corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:		
Preferred:		Preferred:		

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

4. The information contained in Item 4 is *not a permanent* part of the Articles of Organization of the *resulting / *surviving corporation.

(a) The street address of the *resulting / *surviving corporation in Massachusetts is: *(post office boxes are not acceptable)*

CT Corporation System, 2 Oliver St., Boston, MA 02109

(b) The name, residential address, and post office address of each director and officer of the *resulting / *surviving corporation is:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Robert Deak	2 Overlook Way, Setauket, NY 11733	
Treasurer:	G. Thomas Rochford, Jr.	9550 E. Thunderbird #267, Scottsdale AZ 85260	
Clerk:	G. Thomas Rochford, Jr.		
Directors:	G. Thomas Rochford, Jr.		

(c) The fiscal year (i.e. tax year) of the *resulting / *surviving corporation shall end on the last day of the month of:

December

(d) The name and business address of the resident agent, if any, of the *resulting / *surviving corporation is:

CT Corporation System, 2 Oliver St., Boston, MA 02109

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *consolidation / *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

______________________________, *President / ~~*Vice President~~

Robert Deak

______________________________, *Clerk / ~~*Assistant Clerk~~

G. Thomas Rochford, Jr.

of ~~Mining Disposal Services Inc.~~
(Name of constituent corporation)

______________________________, *President / ~~*Vice President~~

Robert Deak

______________________________, *Clerk / ~~*Assistant Clerk~~

G. Thomas Rochford, Jr

of Allied Acquisition One, Inc.
(Name of constituent corporation)

*Delete the inapplicable words.

(MASS - 1645)

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ~~CONSOLIDATION~~ / *MERGER

98 FEB -5 PM 1:24

(General Laws, Chapter 156B, Section 78)

I hereby approve the within Articles of ~~Consolidation~~ / *Merger and, the filing fee in the amount of $ 250.00, having been paid, said articles are deemed to have been filed with me this 5th day of FEBRUARY, 1998.

Effective date: ____________________

William Francis Galvin

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

A TRUE COPY ATTEST
William Francis Galvin
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 6/4/98 CLERK

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

ALLIED WASTE INDUSTRIES, INC.

15880 N. Greenway / Hayden Loop, Suite 100

Scottsdale, Arizona 85260 Attn: Secretary

Telephone: 602-423-2946